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Preliminary Proxy Statement
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VICTORY PORTFOLIOS
(Exact Name of Registrant as Specified in Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Check the appropriate box:

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PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION

Victory Portfolios

Victory Global Natural Resources Fund

4900 Tiedeman Road, 4th Floor

Brooklyn, OH 44144

March [ ], 2021

Dear Shareholder:

A meeting of shareholders (the "Meeting") of Victory Global Natural Resources Fund (the "Fund"), a series of Victory Portfolios ("Trust"), has been scheduled for [April 29], 2021 at [10:00] a.m. Eastern Time. The Meeting will be held at the Trust's offices, 4400 Easton Commons, Suite 200, Columbus, Ohio 43219.

The purpose of the Meeting is to seek shareholder approval of a new Sub-Advisory Agreement (the "New Agreement") pursuant to which the Fund's current investment sub-adviser, SailingStone Capital Partners LLC ("SailingStone"), will continue providing investment management services to the Fund following the change of control of SailingStone.

As discussed in more detail in the enclosed Proxy Statement, on or about May 31, 2021, Pickering Energy Partners LP ("Pickering"), a registered investment adviser specializing in energy-focused investment management, expects to acquire all of the outstanding equity interests of SailingStone (the "Transaction"). Upon the closing of the Transaction, the members of the Fund's portfolio management team are expected to become members of a new combined Pickering/SailingStone entity.

The closing of the Transaction will constitute an "assignment" of the Sub-Advisory Agreement, which will result in the automatic termination of the existing sub-advisory agreement with SailingStone. In order for SailingStone to continue to provide sub-advisory services to the Fund, the New Agreement requires the approval of a majority of the outstanding shares of the Fund.

The enclosed Notice of Special Meeting of Shareholders and Proxy Statement set forth information relating to the proposal to be addressed at the Meeting. After careful consideration, the Board of Trustees of the Fund has approved the Proposal and recommends that you vote to approve the New Agreement.

Your vote is important. I encourage all Shareholders to participate in the governance of the Fund. Please take a moment now to vote—either by completing and returning the enclosed proxy card(s) in the enclosed postage- paid return envelope, by telephone or through the Internet.

At the present time and in light of the COVID-19 global pandemic, if you elect to attend in person you will be required to comply with all safety protocols designed to satisfy mandates and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well, have had close contact with someone who has tested positive for COVID-19, or think you may have been exposed to COVID-19, we ask that you vote by proxy for the Meeting. We will require all attendees to comply with the policies in place at the time of the Meeting including, but not limited to, a temperature check, wearing a mask and maintaining six-foot social distance. In the event it is not possible or advisable to hold the Meeting in person, we will publicly announce alternative arrangements for the Meeting as promptly as practicable, which may include holding the Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by, among other actions, posting such information on the Fund's website, www.VictoryFunds.com.

The Fund has retained AST Fund Solutions, a professional proxy solicitation firm, to assist in the solicitation of proxies. As the meeting date approaches, if you do not vote, you may receive a phone call from them asking you to vote. If you have any questions concerning the proxy, please feel free to call (877) 361-7971.

Respectfully,

Christopher K. Dyer

President

Victory Portfolios

Victory Global Natural Resources Fund

4900 Tiedeman Road, 4th Floor

Brooklyn, OH 44144

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on [April 29], 2021

Notice is hereby given to holders of common shares of beneficial interest (the "Shareholders"), par value $0.001 per share ("Shares"), of Victory Global Natural Resources Fund (the "Fund") that a special meeting of Shareholders of the Fund (the "Meeting") will be held at the Trust's offices, 4400 Easton Commons, Suite 200, Columbus, Ohio 43219 on [April 29], 2021, at [10:00] a.m. Eastern time. The Meeting is being held for the following purposes:

1.To approve a new investment sub-advisory agreement between Victory Capital Management Inc. and Sailing Stone Capital Partners LLC in respect of the Fund.

2.To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

The Board of Trustees of the Fund (the "Board"), including the Independent Trustees, recommends that you vote FOR approval of the Fund's new investment sub-advisory agreement.

The Board has fixed the close of business on March 8, 2021 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting. We strongly encourage you to complete, sign, date and mail the enclosed proxy in the postage-paid envelope provided or record your voting instructions via telephone or the Internet so you will be represented at the Meeting.

At the present time, we intend to hold the Meeting in person at the Trust's offices, 4400 Easton Commons, Suite 200, Columbus, Ohio 43219. However, we are actively monitoring the COVID-19 global pandemic and are sensitive to the public health and travel concerns Shareholders and personnel may have and the protocols that governments may impose. If you elect to attend the Meeting in person, you will be required to comply with all safety protocols designed to satisfy mandates and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well, have had close contact with someone who has tested positive for COVID-19, or think you may have been exposed to COVID-19, we ask that you vote by proxy for the Meeting. We will require all attendees to complete a health attestation and comply with the policies in place at the time of the Meeting including, but not limited to, a temperature check, wearing a mask and maintaining six-foot social distance.

In the event it is not possible or advisable to hold the Meeting in person, we will publicly announce alternative arrangements for the Meeting as promptly as practicable, which may include holding the Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by, among other actions, posting such information on the Fund's website, www.VictoryFunds.com.

By order of the Board,

Christopher K. Dyer

President

Brooklyn, Ohio

March [ ], 2021

YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY TELEPHONE, INTERNET OR MAIL. IF YOU ARE VOTING BY MAIL PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU WISH TO ATTEND THE MEETING AND VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE MEETING WILL REVOKE ANY PROXY YOU MAY HAVE SUBMITTED. MERELY ATTENDING THE MEETING, HOWEVER, WILL NOT REVOKE ANY PREVIOUSLY SUBMITTED PROXY. YOUR VOTE IS EXTREMELY IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE SEND IN YOUR PROXY CARD (OR VOTE BY TELEPHONE OR THROUGH THE INTERNET PURSUANT TO THE INSTRUCTIONS CONTAINED ON THE PROXY CARD) TODAY.

INFORMATION TO HELP YOU UNDERSTAND

AND VOTE ON THE PROPOSAL

While we strongly encourage you to read the full text of this Proxy Statement, we are also providing you the following brief overview of the proposal addressed in this Proxy Statement (the "Proposal"), in a Question and Answer format, to help you understand and vote on the Proposal. Your vote is important. Please vote—either by completing and returning the enclosed proxy card(s) in the enclosed postage-paid return envelope, by telephone or through the Internet.

•Why am I receiving these materials?

You are receiving these materials because on March 8, 2021 (the "Record Date") you owned common shares of beneficial interest, par value $0.001 per share ("Shares"), of Victory Global Natural Resources Fund (the "Fund") and, as a result, have a right to vote on the Proposal at the special meeting of Shareholders of the Fund (the "Meeting") or any adjournments or postponements thereof. Each Share of the Fund is entitled to one vote on the Proposal.

•Why is a special meeting of Shareholders being held?

SailingStone Capital Partners LLC (the "Sub-Adviser" or "SailingStone"), a registered investment adviser, serves as the Fund's sub-adviser pursuant to an investment sub-advisory agreement between Victory Capital Management Inc. (the "Adviser" or "Victory Capital"), the Fund's investment adviser, and SailingStone (the "Sub-Advisory Agreement"). The Sub-Advisory Agreement, as required by Section 15 of the Investment Company Act of 1940, as amended (the "1940 Act"), provides for its automatic termination in the event of its "assignment" (as defined in the 1940 Act).

Pickering Energy Partners LP ("Pickering"), a Delaware limited partnership, has agreed to acquire all of the outstanding equity interests of the Sub-Adviser (the "Transaction"), which will result in a change of control of the Sub-Adviser. Under the 1940 Act, a change of control of the Sub-Adviser constitutes an assignment of the Sub-Advisory Agreement. Thus, the closing of the Transaction, which is expected to occur on or about May 31, 2021, will result in the automatic termination of the Sub-Advisory Agreement. Therefore, in order to provide for continuity of sub-advisory services for the Fund, you are being asked to approve a new sub-advisory agreement (the "New Sub-Advisory Agreement") on substantially the same terms as the existing Sub-Advisory Agreement.

•Who is SailingStone?

SailingStone is a registered investment adviser that focuses exclusively on delivering superior risk-adjusted returns, over the long-term, in the global natural resource sector. SailingStone has provided investment advisory services in this sector since 2013. As of February 28, 2021, SailingStone had approximately $760 million in assets under management.

•How does the Transaction affect the Fund and my investment in the Fund's Shares?

Your investment in the Fund does not change as a result of the Transaction. You still own the same Shares in the Fund, and the net asset value of your investment does not change as a result of the Transaction. Further, the current portfolio management team will continue to manage the Fund's portfolio.

However, the Fund's name and investment strategy are expected to change for reasons independent of the Transaction and New Sub-Advisory Agreement, as explained in greater detail further below.

•How does the New Sub-Advisory Agreement compare with the Sub-Advisory Agreement?

There are no material differences between the terms of the New Sub-Advisory Agreement and the terms of the Sub-Advisory Agreement.

i

•Will the Fund's fees for investment advisory services increase?

No. The advisory fee rate currently payable by the Fund to the Adviser and the sub-advisory fee rates payable by the Adviser to the Sub-Adviser will not change.

•Will there be any changes to the Fund's name or investment strategy?

Yes. For reasons independent of the Transaction and New Sub-Advisory Agreement, the Fund's name is expected to change to "Victory Global Energy Transition Fund." The Fund's investment objective, to seek to provide long-term capital appreciation, will remain the same. However, the Fund's investment strategy will change, as described below. The changes are expected to take effect on May 1, 2021, subject to review and comment by the SEC.

Currently, the Fund invests, under normal circumstances, at least 80% of its assets in securities of companies that the Sub-Adviser considers to be principally engaged in natural resources industries. The Board of Trustees of the Fund (the "Board," with the members of the Board referred to individually as the "Trustees") has approved changing the Fund's investment strategy to invest, under normal circumstances, at least 80% of the Fund's assets in securities of companies that the Sub-Adviser considers to be principally engaged in natural resources industries that will be required for the "Energy Transition." The Fund considers "Energy Transition" to mean efforts designed to achieve a fully decarbonized global energy footprint and address global energy poverty (e.g., a lack of access to affordable, sustainable energy service).

While Shareholders are not being asked to approve the change of the Fund's name or investment strategy, please see "Name Change" and "Investment Strategy Change" under the "The Proposal: Approval of Sub- Advisory Agreement—Related Board Actions" in the enclosed Proxy Statement for additional information.

•Will the Transaction result in any change in the Adviser to the Fund?

No. The Adviser is not affiliated with SailingStone or Pickering and the Transaction does not affect the management or control of the Adviser.

•What will happen if Shareholders do not approve the New Sub-Advisory Agreement?

If Shareholders do not approve the New Sub-Advisory Agreement, the Board may take such actions as it deems in the best interests of the Fund and the Shareholders.

The Board urges you to vote without delay in order to avoid potential disruption to the Fund's operations.

•Will the Fund pay for this proxy solicitation?

No. The Fund will not bear the costs of this proxy solicitation. SailingStone and Pickering have agreed to share any such costs that would otherwise be borne by the Fund.

•Who do I call if I have questions?

If you need any assistance, or have any questions regarding the Proposal or how to vote your shares, please call AST Fund Solutions, the Fund's proxy solicitor, at (877) 361-7971.

•Will your vote make a difference?

YES! Your vote is important to ensure that the Proposal can be acted upon. Additionally, your immediate response will help save on the costs of any future solicitations of Shareholder votes for the Meeting. We encourage all Shareholders to participate in the governance of their Fund.

•Who is asking for your vote?

The enclosed proxy is solicited by the Board for use at the Meeting to be held on [April 29], 2021, and, if the Meeting is adjourned, postponed or delayed, at any later meetings, for the purposes stated in the Notice of Meeting.

•How does the Board recommend that Shareholders vote on the Proposal?

After careful consideration, the Board, including the Trustees who are not interested persons (as defined in the 1940 Act) of the Fund, the Adviser, or the Sub-Adviser (the "Independent Trustees"), recommends that you vote "FOR" approval of the New Sub-Advisory Agreement. See "The Proposal: Approval of Sub- Advisory Agreement—Board Considerations" in the enclosed proxy statement for a discussion of the factors considered by the Board in recommending that Shareholders approve the New Sub-Advisory Agreement.

•Who is eligible to vote?

Shareholders of record at the close of business on March 8, 2021, the Record Date, are entitled to be present and to vote at the Meeting or any adjournments, postponements or delays thereof. Each Share is entitled to one vote on the Proposal and a fractional vote with respect to fractional Shares, with no cumulative voting. Shares represented by duly executed proxies will be voted in accordance with your instructions.

•How do I vote my Shares?

Whether or not you plan to attend the Meeting, we urge you to complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or vote via telephone or the Internet so your Shares will be represented at the Meeting. Instructions regarding how to vote via telephone or the Internet are included on the enclosed proxy card.

If you wish to attend the Meeting and vote in person, you will be able to do so but you will be required to show proof of identify and possibly proof of Fund ownership and a legal proxy if you hold your Shares in a brokerage account or through a bank or other nominee. You may contact the Fund at (877) 361-7971 to obtain directions to the site of the Meeting.

•What vote is required to approve the Proposal?

The New Sub-Advisory Agreement must be approved by a vote of a majority of the outstanding voting securities of the Fund. The "vote of the majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of the vote of (1) 67% or more of the voting securities of the Fund entitled to vote thereon present at the Meeting or represented by proxy if holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon.

•Will anyone contact me?

You may receive a call from AST Fund Solutions, the Fund's proxy solicitor, to verify that you received your proxy materials, to answer any questions you may have about the Proposal and to encourage you to vote your proxy.

PRELIMINARY PROXY MATERIALS - SUBJECT TO COMPLETION

VICTORY GLOBAL NATURAL RESOURCES FUND

______________________

PROXY STATEMENT

______________________

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [April 29], 2021

This proxy statement (the "Proxy Statement") is furnished to the holders of common shares of beneficial interest (the "Shareholders"), of Victory Global Natural Resources Fund (the "Fund"). The Proxy Statement is furnished in connection with the solicitation by the Board of Trustees of the Fund (the "Board," with the members of the Board referred to individually as the "Trustees") of proxies to be voted at the special meeting of Shareholders to be held on [April 29], 2021, and any adjournments, postponements or delays thereof (the "Meeting"). The Meeting will be held at Trust's offices, 4400 Easton Commons, Suite 200, Columbus, Ohio 43219 on [April 29], 2021 at [10:00] a.m. Eastern time.

This Proxy Statement gives you information you need to vote on the matters listed on the accompanying Notice of Special Meeting of Shareholders. Much of the information in this Proxy Statement is required under rules of the Securities and Exchange Commission ("SEC"). If there is anything you don't understand, please call us at our toll-free number: (877) 361-7971.

The Fund will furnish, without charge, a copy of the Fund's most recent annual report and semi- annual report to Shareholders to any Shareholder upon request. Requests should be directed to Victory Funds c/o FIS TA Operations 4249 Easton Way, Suite 400 Columbus, OH 43219, (800) 539-3863. The Fund's most recent annual report and semi-annual report to Shareholders is also available www.VictoryFunds.com.

The Notice of Meeting, this Proxy Statement and the enclosed proxy card are first being sent to Shareholders on or about March [ ], 2021. The Meeting is being held for the following purposes:

1.To approve a new investment sub-advisory agreement between Victory Capital Management Inc. and SailingStone Capital Partners LLC in respect of the Fund.

2.To transact such other business as may properly come before the Meeting or any adjournments, postponements or delays thereof.

The Board, including the Trustees who are not "interested persons," as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), of the Fund, the Adviser or the Sub-Adviser (collectively, the "Independent Trustees"), recommends that you vote FOR approval of the New Sub-Advisory Agreement.

The Board has fixed the close of business on March 8, 2021 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting. We urge you to complete, sign, date and mail the enclosed proxy in the postage-paid envelope provided or record your voting instructions via telephone or the Internet so you will be represented at the Meeting.

TABLE OF CONTENTS
THE PROPOSAL: APPROVAL OF SUB-ADVISORY AGREEMENT	1
Background	1
About SailingStone Capital Partners LLC	1
About Pickering Energy Partners LP	1
The Transaction	2
The Sub-Advisory Agreement	2
The New Sub-Advisory Agreement	2
Additional Information About SailingStone	3
Section 15(f) of the 1940 Act	4
Board Considerations	4
Shareholder Approval	7
Board Recommendation	7
Related Board Actions	7
ADDITIONAL INFORMATION	10
Further Information About Voting and the Meeting	10
Adviser	11
Administrator and Sub-Administrator	11
Outstanding Shares	11
Principal Shareholders	12
Security Ownership of Management	12
Expenses of Proxy Solicitation	12
Other Matters	12
Appendix A: Direct and Indirect Parent Companies of SailingStone Capital Partners LLC	A-1
Appendix B: Form of New Sub-Advisory Agreement	B-1

v

THE PROPOSAL: APPROVAL OF SUB-ADVISORY AGREEMENT

Background

The Trust was organized as a Delaware statutory trust on December 6, 1995 as a successor to a company with a similar name organized as a Massachusetts business trust on February 5, 1986. The Trust is an open-end management investment company. The Fund is a series portfolio of the Trust.

SailingStone Capital Partners LLC (the "Sub-Adviser" or "SailingStone"), a registered investment adviser, serves as the Fund's sub-adviser pursuant to an investment sub-advisory agreement between Victory Capital Management Inc., the Fund's investment adviser (the "Adviser" or "Victory Capital"), and SailingStone (the "Sub- Advisory Agreement"). The Sub-Advisory Agreement, as required by Section 15 of the 1940 Act, provides for its automatic termination in the event of its "assignment" (as defined in the 1940 Act).

Pickering Energy Partners LP ("Pickering"), a Delaware limited partnership, has agreed to acquire all of the outstanding equity interests of SailingStone (the "Transaction"), resulting in a change of control of SailingStone. Under the 1940 Act, a change of control of SailingStone will constitute an "assignment" of the Sub-Advisory Agreement. Thus, the closing of the Transaction, which is expected to occur on or about May 31, 2021, will result in the automatic termination of the Sub-Advisory Agreement. Therefore, in order to provide for continuity of sub- advisory services for the Fund, you are being asked to approve a new sub-advisory agreement ("New Sub-Advisory Agreement") on substantially the same terms as the existing Sub-Advisory Agreement. Upon the closing of the Transaction, the members of the Fund's portfolio management team are expected to become members of a new combined Pickering/SailingStone entity.

In order for SailingStone to continue to serve as investment sub-adviser to the Fund, the 1940 Act requires that the New Sub-Advisory Agreement be approved by (1) the Fund's Board of Trustees, including a majority of its Independent Trustees, and (2) a vote of the majority of the outstanding voting securities of the Fund. At a meeting held on February 23, 2021, for the reasons discussed below (see "Board Considerations" below), the Board, including the Independent Trustees, unanimously approved the New Sub-Advisory Agreement and unanimously recommended approval of the New Sub-Advisory Agreement by Shareholders.

About SailingStone Capital Partners LLC

SailingStone, a Delaware limited liability company and a registered investment adviser, focuses exclusively on delivering superior risk-adjusted returns, over the long-term in the global natural resource sector. Clients of the firm include, but are not limited to, endowments, foundations, family offices, government and corporate pension plans, global investment institutions, sub-advised investment companies and pooled investment vehicles ("Clients").

SailingStone was founded in 2013 and is a privately-owned firm. It is directly owned by SailingStone GP LP and SailingStone Holdings LLC, affiliates of the firm. MacKenzie Davis and Ken Settles (Managing Partners and Portfolio Managers) are direct owners of SailingStone Holdings LLC and SailingStone GP LP. There are nine economic interest owners of SailingStone GP LP, including senior members of the investment team.

SailingStone offers investment advisory services to Clients via separately managed accounts and sub- advisory services, including those provided to the Fund, which seek to generate attractive long-term, risk-adjusted returns by investing across a global portfolio of concentrated long-only natural resource equity securities.

Please see Appendix A for additional information regarding the direct and indirect parent companies of SailingStone.

About Pickering Energy Partners LP

Pickering is an investment advisory firm located in Houston, Texas that commenced business in the third quarter of 2019. Pickering specializes in energy-focused investment management in order to deliver a diversified suite of energy investment capabilities and products and provide risk-adjusted returns. Pickering Energy Partners GP LLC, which is beneficially owned and controlled by Dan Pickering and Walker Moody (the "Principals"), is the sole general partner of Pickering. The Principals are also the control persons of Pickering.

Pickering provides investment advisory and management services to multiple privately offered closed-end and open-end pooled investment vehicles into which certain sophisticated and qualified investors make investments.

The Transaction

Pursuant to an agreement dated January 27, 2021, by an among Pickering, SailingStone, SailingStone Holdings LLC and SailingStone GP LP (together the "Sellers"), Pickering, in consideration of the indirect assumption by Pickering of certain investment management service performance obligations of the Sellers, and for no additional consideration, will transfer to Pickering all outstanding equity interests in SailingStone. After the closing of the Transaction, SailingStone will continue to serve as the sub-adviser to the Fund pursuant to the New Sub-Advisory Agreement, and the current portfolio managers of the Fund will continue to serve as portfolio managers of the Fund, subject to approval by the Fund's shareholders of the New Sub-Advisory Agreement. Pickering will provide support and administrative services to SailingStone.

The Sub-Advisory Agreement

SailingStone serves as sub-adviser to the Fund pursuant to the Sub-Advisory Agreement. The Sub- Advisory Agreement, dated as of July 29, 2016, as amended, was last approved by shareholders on June 21, 2016 and was last approved for continuation by the Board and the Independent Trustees on December 2, 2020.

The terms of the Sub-Advisory Agreement are materially the same as the New Sub-Advisory Agreement described below. Among other things, the Sub-Advisory Agreement provides for its automatic termination in the event of an "assignment," as defined in the 1940 Act. The closing of the Transaction, which is expected to occur on or about May 31, 2021, will constitute an "assignment" of the Sub-Advisory Agreement resulting in its termination.

The New Sub-Advisory Agreement

It is proposed that the Adviser and SailingStone enter into the New Sub-Advisory Agreement, to become effective upon the date of Shareholder approval. Under Section 15(a) of the 1940 Act, the New Sub-Advisory Agreement requires the approval of (1) the Board, including a majority of the Independent Trustees, and

(2)Shareholders representing a majority of the outstanding voting securities of the Fund. In the event that the Shareholders do not approve the New Sub-Advisory Agreement prior to the close of the Transaction, the Board will determine a course of action believed by the Board to be in the best interests of the Fund and its Shareholders.

Based upon the considerations described below under "Board Considerations," the Board, including the Independent Trustees, approved the New Sub-Advisory Agreement at the February 23, 2021 Board meeting.

There are no material differences between the terms of the New Sub-Advisory Agreement and the terms of the Sub-Advisory Agreement. A form of the New Sub-Advisory Agreement is attached in Appendix A hereto.

Sub-Advisory Services. The services provided by SailingStone pursuant to the New Sub-Advisory Agreement are identical to the services provided by SailingStone pursuant to the Sub-Advisory Agreement. Under the New Sub-Advisory Agreement, SailingStone will be retained to continue to provide investment sub-advisory services with respect to the Fund's investment portfolio. The services to be provided by SailingStone will continue to include certain day-to-day operations of the Fund subject to the oversight and supervision of the Adviser and the direction and control of the Board. Such services include (1) managing the investment and reinvestment of the Fund's assets in accordance with the Fund's investment policies, (2) arranging for the purchase and sale of securities and other assets, (3) providing investment research and analysis concerning the Fund's assets, (4) placing orders for purchases and sales of the Fund's assets, (5) maintaining books and records required to support the Fund's investment operations, (6) monitoring on a daily basis the investment activities and portfolio holdings of the Fund and (7) voting proxies relating to the Fund's portfolio securities in accordance with SailingStone's proxy voting policies and procedures.

Compensation. The applicable provisions of the New Sub-Advisory Agreement are identical to provisions of the Sub-Advisory Agreement, and the New Sub-Advisory Agreement will not result in any change in the sub- advisory fee rate. Pursuant to the New Sub-Advisory Agreement, SailingStone will receive, as full compensation for all services rendered by SailingStone as such, a monthly fee at an annual rate equal to the following schedule: 0.40% of the average daily value of the Fund's managed assets up to $750 million; plus 0.50% of the average daily value of the Fund's managed assets of more than $750 million, as set forth in the New Sub-Advisory Agreement. The sub-advisory fee is paid to SailingStone by the Adviser. SailingStone generally bears all costs and expenses incurred in providing services under the New Sub-Advisory Agreement. The sub-advisory fee rate and the asset base on which such fee is payable is the same between the Sub-Advisory Agreement and New Sub-Advisory Agreement.

Duration and Termination. Assuming approval by Shareholders, the New Sub-Advisory Agreement will continue for an initial term of two years. Thereafter, the New Sub-Advisory Agreement will continue in effect from year to year after the initial term but only so long as such continuance is specifically approved at least annually by

(1)the Trustees of the Trust or (2) a vote of the holders of a majority of the outstanding voting securities of the Fund and, in either event, by vote of a majority of the Trustees who are not parties to the New Sub-Advisory Agreement or interested persons of any such party, cast in accordance with the provisions of the 1940 Act.

The New Sub-Advisory Agreement may be terminated at any time without payment of any penalty, by the Adviser, the Board, or by a vote of a majority of the outstanding voting securities of the Fund upon 60 days' prior written notice to the Sub-Adviser, or upon such shorter notice as may be mutually agreed upon. The New Sub- Advisory Agreement may also be terminated immediately, without the payment of any penalty, by (1) either party upon material breach by the other party of any agreement, obligation, representation, or warranty set forth in the New Sub-Advisory Agreement, or (2) by the Adviser if, in the reasonable judgment of the Adviser, the Sub-Adviser becomes unable to discharge its duties and obligations under the New Sub-Advisory Agreement, including circumstances such as the insolvency of the Sub-Adviser, the termination, resignation, or other loss of a portfolio manager, or other circumstances that the Adviser determines could adversely affect the Fund. The New Sub- Advisory Agreement may also be terminated immediately, without the payment of any penalty, by the Adviser if the Sub-Adviser becomes subject to any enforcement actions or administrative proceedings that the Adviser reasonably expects to have a material and adverse effect on the Sub-Adviser's ability to perform under the New Sub-Advisory Agreement. The New Sub-Advisory Agreement shall terminate automatically and immediately (1) upon termination of the Advisory Agreement between the Adviser and the Fund and (2) in the event of its assignment. The Sub- Adviser shall promptly notify the Adviser of any transaction or other event that results in an assignment of this Agreement within the meaning of the 1940 Act. These provisions of the New Sub-Advisory Agreement are identical to provisions of the Sub-Advisory Agreement.

Limitation of Liability. The New Sub-Advisory Agreement provides that absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the Sub-Adviser or any of its partners, members, officers, agents, employees, or shareholders or the breach by the Sub-Adviser of any representation or warranty in the New-Sub-Advisory Agreement neither the Sub-Adviser nor any of its partners, members, officers, employees and shareholders shall be liable for any act or omission in the course of, or connected with, rendering services under the New Sub-Advisory Agreement or for any losses that may be sustained in the purchase, holding, or sale of any security. Nothing in the New Sub-Advisory Agreement shall constitute a waiver of any rights or remedies that the Fund may have under any federal or state securities laws whose applicability is not permitted to be contractually waived. These provisions of the New Sub-Advisory Agreement are identical to provisions of the Sub-Advisory Agreement.

Additional Information About SailingStone

Principal Executive Officers. The principal executive officers of SailingStone are:

Name	Principal Occupation
MacKenzie Davis	Managing Partner
Ken Settles	Managing Partner
Jim Klescewski	Chief Financial Officer and Chief Operating Officer

The business address for the principal executive officers of SailingStone is 3200 Kirby Drive, Suite 800, Houston, Texas 77098.

Other Investment Companies Advised by SailingStone. SailingStone does not serve as investment adviser to any other registered investment companies with a similar investment objective as the Fund.

Section 15(f) of the 1940 Act

The Board has been advised that the parties to the Transaction have structured the Transaction in reliance upon Section 15(f) of the 1940 Act. Section 15(f) provides in substance that an investment adviser or any of its affiliated persons may receive any amount or benefit in connection with the sale of securities of, or other interest in, such investment adviser that results in an assignment of an investment advisory contract so long as two conditions are satisfied. The first condition of Section 15(f) is that, during the three-year period following the consummation of a transaction, at least 75% of the investment company's board of trustees must not be "interested persons" (as defined in the 1940 Act) of the investment adviser or predecessor adviser. The composition of the Board currently meets this test.

Second, an "unfair burden" (as defined in the 1940 Act, including any interpretations or no-action letters of the SEC or the staff of the SEC) must not be imposed on the investment company as a result of the transaction relating to the sale of such interest, or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" (as defined in the 1940 Act) includes any arrangement, during the two-year period after the transaction, whereby the investment adviser (or predecessor or successor investment adviser), or any "interested person" (as defined in the 1940 Act) of such investment adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its security holders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for the investment company). SailingStone has acknowledged the seller's reliance on the benefits and protections afforded by Section 15(f). In furtherance of the foregoing, SailingStone has agreed to use all commercially reasonable efforts to ensure compliance with the conditions of Section 15(f) as it applies to the Fund and the Transaction.

Board Considerations

The following is a discussion of the material factors and the conclusions with respect thereto that formed the basis for the Board's recommendation that Shareholders approve the New Sub-Advisory Agreement and certain related proposals (collectively, the related proposals are referred to as the "Board Actions").

At a meeting of the Board held on October 27, 2020 (the "October Meeting"), representatives of SailingStone informed the Board and Victory Capital of its strategic review and its consideration of the Transaction. Following the October Meeting, representatives of SailingStone informed Victory Capital and the Board that following that strategic review, it concluded that the Transaction would result in a combined firm that it believed would be better positioned for current industry conditions. Representatives of SailingStone noted that the Transaction would create a more durable platform from which to continue to serve the Fund, given Pickering's strong balance sheet, shared culture and longer-term capital base. Representatives of SailingStone also informed the Board that Pickering manages capital in sponsored private funds. Representatives of SailingStone informed the Board that the parties desired to close the Transaction in early 2021, and that they intended to ask the Board to approve the New Sub-Advisory Agreement. The Board was informed that, subject to the closing of the Transaction, control of SailingStone's investment strategies and track records will combine with Pickering, and that SailingStone would operate under Pickering's existing SEC investment adviser registration. Representatives of SailingStone noted that the entire SailingStone investment team, as well as its trader and an operations/compliance/portfolio implementation specialist, would continue with the new platform, thus SailingStone would be able to continue providing the same level and quality of services it provided to the Fund.

At a meeting of the Board held on December 2, 2020 (the "December Meeting"), based on its evaluation of the information provided by Victory Capital and SailingStone in response to its requests, the Board approved the continuation of the Sub-Advisory Agreement through and including December 31, 2021. At the December Meeting, the Board noted that it held multiple discussions with Victory Capital and SailingStone throughout the year, and in prior years, about, among other things, the Fund's investment strategy, and related market conditions, together with relevant fee and expense considerations. The Board also discussed the steps taken by Victory Capital and SailingStone to enhance performance in the future.

Subsequent to the October Meeting and in anticipation of the meeting of the Board held on February 23, 2021 (the "February Meeting"), the Board, including the members of the Board who are not "interested persons" of the Fund (the "Independent Trustees"), requested, and each of SailingStone and Pickering provided, additional information about the Transaction and about Pickering (the "Transaction Diligence"). Prior to the February Meeting, the Independent Trustees met several times informally to discuss and evaluate the information provided by Victory Capital, SailingStone and Pickering about the Transaction. The Board noted the long history of SailingStone as sub-adviser to the Fund. The Board also noted Pickering's strong financial condition and its commitment to providing financial support to SailingStone that would enhance SailingStone's operational efficiencies, as well as enhance SailingStone's ability to continue to provide the desired level of investment advisory services to the Fund. The Board considered that Pickering's expertise in investments in the energy and natural resources industries would complement SailingStone's investment program. The Board also considered that the terms of the New Sub-Advisory Agreement would be the same as the terms of the Sub-Advisory Agreement. The Board consulted with Victory Capital and counsel, including independent legal counsel to the Independent Trustees, about the Transaction, and considered other potential alternatives to continuing the sub-advisory relationship with SailingStone, including, among other things, retaining a different sub-adviser, assumption by the Adviser of the daily portfolio management of the Fund and liquidation of the Fund.

At the February Meeting, representatives of Victory Capital and of SailingStone said that the consummation of the Transaction would result in an "assignment" of the Sub-Advisory Agreement under the 1940 Act, and, as a result, the Sub-Advisory Agreement would terminate pursuant to its terms. Victory Capital and SailingStone informed the Board that approval of the New Sub-Advisory Agreement by both the Board and shareholders of the Fund is required for SailingStone, as part of Pickering, to continue to serve as sub-adviser to the Fund. Victory Capital and Sailing recommended that the Board call a special meeting of shareholders to consider and approve the New Sub-Advisory Agreement. In determining whether to approve the New Sub-Advisory Agreement, the Board considered that, as part of the Board's annual contract review process, which concluded at the December Meeting, the Independent Trustees had requested and received information that supported the Board's decision to renew the Sub-Advisory Agreement with SailingStone for an additional one-year period concluding on December 31, 2021, including information regarding the portfolio management and client support services currently provided by SailingStone that would continue to be provided following the Transaction.

The Board considered the information received at the October Meeting, the December Meeting, the February Meeting, the Transaction Diligence, as well as other information that the Board believed to be reasonably necessary to reach its conclusions, including information received on a series of telephone calls with representatives from SailingStone and Pickering. The Board reviewed and analyzed various factors it deemed relevant, including the following factors, among others, none of which by itself was considered dispositive:

•Continuity of Portfolio Management and Client Services. The existing SailingStone investment personnel are expected to continue to provide portfolio management and client support services to the Fund and to continue to be responsible for the execution of portfolio transactions for the Fund following the Transaction.

•Portfolio Management History and Consistency of Investment Approach. The existing SailingStone investment team has a long-term history of managing the Fund's investment portfolio, with a consistent investment approach.

•Investment Objective, Strategies and Principal Risks. The Fund's investment objective will not change. Independent of its decision to approve the New Sub-Advisory Agreement, however, the Board approved proposals to change the name of the Fund to the "Victory Global Energy Transition Fund," and certain related changes to the investment strategy of the Fund, as described below.

•Access to Pickering. The SailingStone investment personnel will have access to the expertise of a broader team, consisting of the Fund's current portfolio managers and Pickering personnel, to oversee the Fund, serve as a forum for sharing strategic insights, research and investment opportunities across portfolio management teams, and monitor portfolio risks.

•Victory Capital's Assessment of SailingStone and Recommendation. Victory Capital assessed SailingStone relative to other asset managers with expertise in the category, including with respect to the Fund's performance. Victory Capital recommended that the appointment of SailingStone in connection with the Transaction was the best option for the Fund and preferable to other options it assessed.

•Investment Performance. In light of the proposed continued management of the Fund's portfolio by SailingStone, including the current portfolio managers, the Board took into account its review of the Fund's investment performance, the implementation of the Fund's investment strategy as described in the prospectus, its benchmark index and a peer group of funds over various periods of time, as well as information concerning its conclusion that the Fund's performance supported renewal of the Sub-Advisory Agreement. The Board considered the fluctuations in the Fund's performance over the years, noting that the Fund's recent performance has been strong.

•Financial Strength and Resources. The Board considered information provided by SailingStone and Pickering regarding their financial condition, including representations concerning ongoing viability as business enterprises and available resources.

•Organizational Capabilities and Leadership. The Board considered the information provided regarding SailingStone's and Pickering's leadership, business lines, competitive advantages, key personnel and succession plan, as well as each organization's investment philosophy and capabilities.

•Compliance and Risk Management Program and Processes. The Board considered information provided with respect to SailingStone's and Pickering's compliance policies and procedures and risk programs, as well as insurance coverage, disaster recovery plans and cybersecurity policies, among others.

•Terms of the New Sub-Advisory Agreement. The Board considered the acceptability of the terms of the New Sub-Advisory Agreement, including the scope of services required to be performed by SailingStone. There are no material differences between the terms of the New Sub-Advisory Agreement and the terms of the Sub-Advisory Agreement.

•Assurances Regarding the Nature, Quality and Extent of Services. SailingStone stated that following the Transaction there will not be any diminution in the nature, quality and extent of services provided to the Fund.

•Sub-Advisory Fee. The sub-advisory free payable to Sailing Stone under the New Sub-Advisory Agreement will be the same as the sub-advisory fee paid to SailingStone under the Sub-Advisory Agreement. The sub-advisory fee payable to SailingStone under the New Sub-Advisory Agreement, negotiated at arm's-length by the Adviser, will be paid by the Adviser and does not impact the advisory fee paid by the Fund, which the Board previously determined to be reasonable at the December Meeting.

•Costs and Expenses of the Transaction. Shareholders of the Fund will not bear any costs in connection with the Transaction, inasmuch as SailingStone and Pickering will bear the costs, fees and expenses incurred by the Fund in connection with this Proxy Statement and any other costs of the Fund associated with the Transaction.

Following an analysis and discussion of relevant factors, including those identified above, and in the exercise of its business judgement, the Board concluded that SailingStone and its personnel were qualified to serve the Fund in such capacity and may reasonably be expected to continue providing a high quality of services under the New Sub-Advisory Agreement. In addition, the Board concluded that the Fund's sub-advisory fee was fair and reasonable in light of the extent and quality of the services to be provided and other benefits to be received. In reaching this conclusion, no single factor was determinative or conclusive and each Trustee, in the exercise of his or her business judgment, may afford different weights to different factors.

At the February Meeting, the Board, including the Independent Trustees, approved the New Sub-Advisory Agreement and determined to recommend approval of the New Sub-Advisory Agreement by Shareholders.

Shareholder Approval

The New Sub-Advisory Agreement must be approved by a vote of the holders of a majority of the outstanding voting securities of the Fund. The "vote of the holders of a majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of the vote of Shareholders holding (1) 67% or more of the voting securities of the Fund entitled to vote thereon present at the Meeting or represented by proxy if holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon. Shareholders will have equal voting rights (i.e. one vote per Share) and all share classes will be counted together.

Abstentions and "broker non-votes" (i.e. Shares held by brokers or nominees as to which (1) instructions have not been received from the beneficial owner or the persons entitled to vote and (2) the broker does not have discretionary voting power on a particular matter) will have the same effect as votes against the Proposal.

Board Recommendation

The Board, including the Independent Trustees, recommends that you vote "FOR" approval of the New Sub-Advisory Agreement.

Related Board Actions

Shareholders of the Fund are only being asked to approve the New Sub-Advisory Agreement at the Meeting. As discussed in greater detail below, at its February 23, 2021 meeting, the Board approved the Board Actions (as defined above). The Board Actions are expected to become effective upon the filing of the Fund's amended registration statement on or about May 1, 2021, subject to review and comment by the SEC staff. Further details regarding the Board Actions are provided below.

Name Change

The Board has approved changing the Fund's name to Victory Global Energy Transition Fund.

Investment Strategy Changes

The Fund's investment objective, to seek to provide long-term capital appreciation, will remain the same. However, the Board has approved a change of the Fund's principal investment strategy in connection with the name change (referred to collectively as the "Board Actions"). The Fund will revise its current non-fundamental investment policy to invest at least 80% of its assets in companies SailingStone considers to be principally engaged in "natural resources industries" to invest at least 80% of its assets in companies SailingStone considers to be principally engaged in natural resources industries "that will be required for the Energy Transition." The Fund will continue to invest in securities of issuers located anywhere in the world and will continue to normally invest in securities of companies located in at least three countries, which may include the United States.

The Fund considers the "Energy Transition" to mean efforts designed to achieve a fully decarbonized global energy footprint and to address global energy poverty (e.g., a lack of access to affordable, sustainable energy service). To pursue this strategy, the Fund will invest in companies in the Energy Transition-related natural resource industries, i.e. companies that provide the raw materials and infrastructure necessary to create energy systems with a net zero greenhouse gas emission profile.

SailingStone will seek to identify companies that, over a commodity price cycle, have the potential to provide favorable long-term investment performance in any of the natural resources industries that SailingStone believes will be required in the transition to more sustainable, zero-carbon energy solutions.

Generally, SailingStone will seek companies in the natural resource industries that are involved in one of three energy systems, each of which it believes will be required to achieve net zero emission status:

•renewable energy coupled with long duration storage;

•blue hydrogen with associated carbon capture and sequestration; and

•conventional zero emission energy sources such as geothermal, nuclear and hydro.

Within each energy system, there are numerous upstream (e.g., copper, natural gas, lithium), midstream (e.g., pipelines, natural gas storage) and downstream (e.g., utility-grade long duration batteries, recycling, industrial gases) industries, as well as the related applications and services that will consume or manage the consumption of low/zero carbon energy (e.g., electric vehicles and charging systems, "behind the meter" power management and storage systems, fuel cell manufacturers, microinverters, energy-consumption related software).

In evaluating investments for the Fund, SailingStone will consider whether or not a given commodity or industry fits within the Energy Transition framework described above. Certain industries with products or services that are not compatible with the Energy Transition (for example, oil production, oil refining and coal mining) will be excluded.

SailingStone will also conduct fundamental analysis focused on various factors, including the supply cost curve of a given commodity and seeks to identify projects or assets (referred to as "advantaged assets") that sit at the bottom of a steeply sloped supply cost curve. Once it has identified what it believes are advantaged assets, SailingStone will seek to invest in "advantaged producers" of those assets whose competitive advantage SailingStone believes will lead to higher returns on capital relative to their cost of capital and the returns of other producers. SailingStone will seek to identify a broad array of advantaged producers across many different commodities and related services.

Companies in the Energy Transition-related natural resources industries include companies that SailingStone considers to be principally engaged in the discovery, development, production, or distribution of natural resources central to or required for the Energy Transition; the development of infrastructure and technologies for the production, transportation, storage or efficient use /reuse of those natural resources; or the furnishing of related supplies or services. Natural resources may include, for example, natural gas, geothermal energy, uranium, lithium, precious and other metals, forest products, real estate, food and agriculture, and other basic commodities as well as pipelines, carbon capture and sequestration assets and other related services.

A particular company will be considered to be principally engaged in natural resources industries that are central to or required for the Energy Transition if at the time of investment at least 50% of the company's assets, gross income, cash flow, or net profits are, in SailingStone's judgment, committed to, or derived from, those industries that provide the raw materials or services necessary to enable the Energy Transition. A company will also be considered to be principally engaged in the Energy Transition natural resource-related industries if SailingStone believes that the company has the potential for capital appreciation primarily as a result of particular products, technology, patents, or other market advantages that are critical to the Energy Transition.

SailingStone will continue to regularly review the Fund's investments and will continue to sell securities when it believes the securities are no longer attractive because of valuation; however there are a number of other reasons that could result in a position being reduced or sold. These include (1) a poor capital allocation decision, (2) a change in project economics and/or a change in the cost curve, (3) a change in above-ground risk, (4) a change in balance sheet risk, (5) a change in management or management execution, and (6) a change in governance practices.

The Fund will continue to invest in companies of any size, although it is likely that many of the companies offering the most attractive long-term returns will continue to be smaller and medium-sized companies.

Consistent with the Fund's current investment strategy, SailingStone will not attempt to replicate within the Fund's portfolio the commodity exposures of broad natural resources equity indices or replicate or approximate any index return. As a result, the representations of the various industries in the Fund's portfolio will likely continue to differ significantly from the representations of those same industries in any one or more natural resources equity indices, and the Fund's investment performance will likely continue to differ, at times substantially, from that of such indices. From time to time, the Fund may continue to make investments in private placements. In addition, the Fund may at times, but will not necessarily, continue to hold a substantial portion of its assets in cash and cash equivalents.

The Fund will continue to be a non-diversified and expects to hold a larger portion of its assets in a smaller number of issuers. The Fund will continue to likely hold a more limited number of securities than many other mutual funds. Consistent with the Fund's current investment strategy, the Fund's investment team currently expects that the Fund typically will hold between 15 and 30 securities positions.

ADDITIONAL INFORMATION

Further Information About Voting and the Meeting

Quorum. One-third of Shares outstanding and entitled to vote in person or by proxy as of the Record Date shall be a quorum for the transaction of business at the Meeting. Shares that abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval, and Shares held in "street name" as to which the broker or nominee with respect thereto indicates on the proxy that it does not have discretionary authority to vote with respect to a particular proposal will be counted as outstanding and entitled to vote for purposes of determining whether a quorum is present at a meeting, but will not be counted as Shares voted with respect to such proposal or proposals. Thus, these Shares will effectively count as votes against the Proposal.

Record Date. The Board has fixed the close of business on March 8, 2021 as the Record Date for the determination of Shareholders entitled to notice of, and to vote at, the Meeting. Shareholders as of the close of business on the Record Date will be entitled to one vote on each matter to be voted on by the Fund for each Share held and a fractional vote with respect to fractional Shares, with no cumulative voting rights.

How to Vote Your Shares. Whether or not you plan to attend the Meeting, we urge you to complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or vote via telephone or the Internet so your Shares will be represented at the Meeting. Instructions regarding how to vote via telephone or the Internet are included on the enclosed proxy card. The required control number for Internet and telephone voting is printed on the enclosed proxy card. The control number is used to match proxy cards with shareholders' respective accounts and to ensure that, if multiple proxy cards are executed, Shares are voted in accordance with the proxy card bearing the latest date.

All Shares represented by properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. If you sign the proxy card, but do not fill in a vote, your Shares will be voted in accordance with the Board's recommendation. If any other business is brought before the Meeting, your Shares will be voted at the proxies' discretion.

Shareholders who execute proxy cards or record their voting instructions via telephone or the Internet may revoke them at any time before they are voted by filing with the Secretary of the Fund a written notice of revocation, by delivering (including via telephone or the Internet) a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Merely attending the Meeting, however, will not revoke any previously submitted proxy.

Attending the Meeting. The Trust currently anticipates that Shareholders who wish to attend the Meeting and vote in person will be able to do so.

At the present time, we intend to hold the Meeting in person at the Trust's offices, 4400 Easton Commons, Suite 200, Columbus, Ohio 43219. However, we are actively monitoring the COVID-19 global pandemic and are sensitive to the public health and travel concerns Shareholders and personnel may have and the protocols that governments may impose. If you elect to attend the Meeting in person, you will be required to comply with all safety protocols designed to satisfy mandates and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well, have had close contact with someone who has tested positive for COVID-19, or think you may have been exposed to COVID-19, we ask that you vote by proxy for the Meeting. We will require all attendees to complete a health attestation and comply with the policies in place at the time of the meeting including, but not limited to, a temperature check, wearing a mask and maintaining six-foot social distance. In the event it is not possible or advisable to hold the Meeting in person, we will publicly announce alternative arrangements for the Meeting as promptly as practicable, which may include holding the Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by, among other actions, posting such information on the Fund's website, www.VictoryFunds.com.

In addition, if you intend to attend the Meeting in person and you are a record holder of a Fund's Shares, in order to gain admission you must show photographic identification, such as your driver's license. If you intend to attend the Meeting in person and you hold your Shares through a bank, broker or other custodian, in order to gain admission you must show photographic identification, such as your driver's license, and satisfactory proof of ownership of Shares of a Fund, such as your voting instruction form (or a copy thereof) or broker's statement indicating ownership as of a recent date. If you hold your Shares in a brokerage account or through a bank or other nominee, you will not be able to vote in person at the Meeting unless you have previously requested and obtained a "legal proxy" from your broker, bank or other nominee and present it at the Meeting. You may contact the Fund at (877) 361-7971 to obtain directions to the site of the Meeting.

Additional Information Regarding Voting. Broker-dealer firms holding Shares in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their Shares on the Proposal before the Meeting. Under current interpretations of the New York Stock Exchange (the "NYSE"), broker-dealers that are members of the NYSE and that have not received instructions from a customer may not vote such customer's Shares on a Proposal. A properly executed proxy card or other authorization by a beneficial owner of Shares that does not specify how the beneficial owner's Shares should be voted on the Proposal may be deemed an instruction to vote such Shares in favor of the Proposal. Broker-dealers who are not members of the NYSE may be subject to other rules, which may or may not permit them to vote your Shares without instruction. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted.

If you hold Shares in more than one account, you will receive a proxy card for each account. To ensure that all of your Shares are voted, please sign, date and return the proxy card for each account. To ensure Shareholders have the Fund's latest proxy information and material to vote, the Board may conduct additional mailings prior to the date of the Meeting, each of which will include a proxy card regardless of whether you have previously voted. Only your latest dated proxy card will be counted.

The Fund will update certain data regarding the Fund, including performance data, on a monthly basis on its website at www.VictoryFunds.com. Investors and others are advised to periodically check the website for updated performance information and the release of other material information about the Fund.

Adviser

Victory Capital Management Inc. (the "Adviser" or "Victory Capital"), a New York corporation registered as an investment adviser with the SEC, serves as investment adviser to the Fund. The Adviser's principal business address is 15935 La Cantera Parkway, San Antonio, TX 78256. Subject to the authority of the Board, the Adviser is responsible for the overall management and administration of the Fund's business affairs. Each of the Adviser's multiple investment teams, referred to separately as investment franchises, utilizes its own independent approach to investing. The Adviser is responsible for selecting the Fund's investments according to its investment objective, policies, and restrictions. The Adviser is an indirect wholly-owned subsidiary of Victory Capital Holdings, Inc. ("VCH"), a publicly traded Delaware corporation. As of February 28, 2021, the Adviser managed assets totaling in excess of $[ ] billion for numerous clients including large corporate and public retirement plans, Taft-Hartley plans, foundations and endowments, high net worth individuals and mutual funds.

Administrator and Sub-Administrator

Victory Capital serves as the administrator and fund accountant to the Trust pursuant to an agreement dated July 1, 2006, as amended. Citi Fund Services Ohio, Inc. ("Citi") serves as sub-administrator and sub-fund accountant to the Trust pursuant to an agreement with Victory Capital dated October 1, 2015, as amended. As administrator, Victory Capital supervises the Trust's operations, including the services that Citi provides to the Trust as sub-administrator and sub-fund accountant, but excluding those that Victory Capital supervises as investment adviser, subject to the supervision of the Board. Citi is located at 4400 Easton Commons, Suite 200, Columbus, Ohio 43219.

Outstanding Shares

As of the Record Date, the Fund had [ ] Shares outstanding.

Principal Shareholders

As of the Record Date, to the knowledge of the Fund, no person beneficially owned more than 5% of the voting securities of any class of securities of any Fund, except as provided below:

[ ]

Security Ownership of Management

[As of the Record Date, the Trustees and officers of the Fund owned, in the aggregate, less than 1% of the outstanding Shares.]

Expenses of Proxy Solicitation

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and this proxy statement and all other costs in connection with the solicitation of proxies will be shared by SailingStone and Pickering. The Fund has engaged AST Fund Solutions to assist in the solicitation of proxies at an estimated cost of $65,000 plus reasonable expenses, which cost will be paid SailingStone and Pickering. Certain officers of the Fund or its affiliates (none of whom will receive additional compensation therefore) may solicit proxies by telephone, mail, e-mail and personal interviews. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and will be reimbursed by SailingStone and Pickering for such out-of-pocket expenses.

Other Matters

The management of the Fund knows of no other matters which are to be brought before the Meeting. However, if any other matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

Failure of a quorum to be present at the Meeting will necessitate an adjournment. The chair of the Meeting may also move for an adjournment of to permit further solicitation of proxies if he or she determines that adjournment and further solicitation are reasonable and in the best interests of Shareholders. Any adjourned meeting or meetings may be held without the necessity of another notice.

One Proxy Statement may be delivered to two or more Shareholders who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of the Proxy Statement, which will be delivered promptly upon written or oral request, or for instructions as to how to request a single copy if multiple copies are received, Shareholders should contact the Fund at the address or telephone number set forth above.

We urge you to vote promptly by completing, signing, dating and mailing the enclosed proxy in the postage-paid envelope provided or recording your voting instructions via telephone or the Internet so you will be represented at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on [April 29], 2021

This Proxy Statement is available on the Internet at www.[ ].

March [ ], 2021

Appendix A:

Direct and Indirect Parent Companies of SailingStone Capital Partners LLC

SailingStone Capital Partners LLC is directly owned by SailingStone GP LP and SailingStone Holdings LLC.

MacKenzie Davis and Ken Settles (Managing Partners and Portfolio Managers) are direct owners of SailingStone Holdings LLC and SailingStone GP LP.

There are nine economic interest owners of SailingStone GP LP, including senior members of the investment team.

A-1

Appendix B:

FORM OF NEW SUB-ADVISORY AGREEMENT

This Agreement (the "Agreement") is made this [•] day of [•], 2021, by and between Victory Capital Management Inc., a New York corporation ("Adviser"), and SailingStone Capital Partners LLC, a Delaware limited liability company ("Sub-adviser"). The Adviser and the Sub-adviser are each referred to herein as a "Party" to this Agreement.

WHEREAS, the Adviser serves as investment adviser to Victory Global Natural Resources Fund (anticipated to be renamed Victory Global Energy Transition Fund on or about May 1, 2021) ("Fund"), a series of shares of beneficial interest of Victory Portfolios, a Delaware statutory trust ("Trust"), pursuant to the Investment Advisory Agreement made as of the [•] day of [•], 2021 ("Investment Advisory Agreement"); and

WHEREAS, Section 1(c) of the Investment Advisory Agreement provides that the Adviser may, from time to time, delegate certain responsibilities under the Investment Advisory Agreement; and

WHEREAS, the Adviser desires to avail itself of the services, advice, and assistance of the Sub-adviser in providing investment advisory services to the Fund; and

WHEREAS, the Sub-adviser is registered under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and is engaged in the business of rendering investment advisory services to investment companies and other institutional clients and desires to provide such services to the Adviser;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follow:

1.Employment of the Sub-adviser. Pursuant to Section 1(c) of the Investment Advisory Agreement, the Adviser hereby employs the Sub-adviser to manage the investment and reinvestment of the Fund's assets as specified from time to time by the Adviser ("Managed Assets"), subject to the control and direction of the Trust's Board of Trustees ("Board") and the general oversight of the Adviser, for the period and on the terms hereinafter set forth. The Sub adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation specified herein.

2.Services to be provided by the Sub-adviser. The Sub-adviser undertakes to provide the following services and to assume the following obligations:

a.The Sub-adviser shall manage the investment and reinvestment of the Managed Assets, all without prior consultation with the Adviser, subject to and in accordance with (i) the investment objective and policies of the Fund set forth in the Trust's Trust Instrument, as amended, ByLaws, Prospectus, and Statement of Additional Information as from time to time in effect ("Governing Documents"), (ii) the requirements applicable to registered investment companies under applicable laws, including without limitation under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder ("1940 Act"), and under Subchapter M of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder ("Code"), as they relate to qualification of the Fund as a regulated investment company thereunder, and (iii) any written instructions which the Adviser or the Board may issue from time to time. The Sub-adviser also agrees to conduct its activities hereunder in accordance with any applicable procedures or policies adopted by the Board or the Adviser in respect of the Fund as notified by the Adviser to the Sub-adviser from time to time as being in effect ("Procedures"). As of the date of this Agreement, the Adviser hereby affirms that it has provided the Sub-adviser with copies of all Governing Documents and Procedures and shall promptly provide to the Sub adviser any amendments or supplements thereto. Subject to and in pursuance of the foregoing, the Sub-adviser shall make all determinations with respect to the purchase and sale of portfolio securities in respect of the Managed Assets and shall take such action necessary to implement the same. The Sub-adviser shall render such reports to the Board and the Adviser as they may reasonably request concerning the investment activities of the Fund. It shall be the duty of the Sub- adviser to furnish to the Board such information as the Board may reasonably request in order for the Board to evaluate this Agreement or any proposed amendments thereto or in connection with the Board's consideration of any matter contemplated by Section 8 hereof.

Subject to the supervision of the Board and the Adviser, the Sub-adviser agrees to furnish investment advice, research, and recommendations to the Fund, in the preparation of reports and information, and in the management of the Managed Assets, all pursuant to this Agreement, and for this purpose the Sub-adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as shall from time to time be necessary to the performance of its obligations under this Agreement.

Unless the Board or the Adviser gives the Sub-adviser written instructions to the contrary, the Sub-adviser shall, in good faith and in a manner which it reasonably believes best serves the interests of the Fund's shareholders and in a manner consistent with the Procedures in effect at the time, direct the Fund's custodian as to how to vote all proxies in connection with any matters submitted to a vote of shareholders of securities in which the Managed Assets may be invested. The Sub-adviser shall provide disclosure regarding its proxy voting policies and procedures in accordance with the requirements of Form N-l A for inclusion in the Registration Statement (as defined below) of the Trust. To the extent that the Sub-adviser votes proxies for the Fund, the Sub-adviser shall report to the Adviser in a timely manner a record of all proxies voted, in such form and format as permits the Fund to comply with the requirements of Form N-PX with respect to the Managed Assets. During any annual period in which the Sub-adviser has voted proxies for the Fund, the Sub-adviser shall certify as to its compliance with its proxy voting policies and procedures and applicable federal statutes and regulations.

In addition, at the request of the Adviser or any of the Fund's service providers, the Sub-adviser shall be responsible for and provide reasonable assistance with the filing of claims (or otherwise causing the Fund to participate) in class action settlements or similar proceedings in which shareholders may participate related to securities currently or previously associated with the Managed Assets.

b.Absent instructions of the Adviser to the contrary, and at all times subject to the requirements of applicable law, the Sub-adviser is authorized to and shall, in the name of the Fund, place orders for the execution of portfolio transactions with or through such brokers, dealers, or other financial institutions as it may reasonably select. In executing portfolio transactions and selecting broker dealers in respect of the Managed Assets, the Sub-adviser will seek to obtain best execution of such transactions on behalf of the Fund. Subject to such policies as the Board may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Sub-adviser may pay higher brokerage commissions for brokerage and research services (as those terms are used in Section 28(e)) than might otherwise be available for a similar execution as described below. In evaluating and in selecting the broker-dealer to execute a particular transaction, the Sub-adviser may also consider the brokerage and research services provided by that broker-dealer. In seeking best execution, the Sub-adviser, bearing in mind the Fund's best interests at all times, will consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. The Sub-adviser will not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Sub-adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-adviser's overall responsibilities with respect to the Fund and/or to other clients of the Sub-adviser as to which the Sub-adviser exercises investment discretion.

On an ongoing basis, at such times as the Adviser or the Board shall request, the Sub-adviser will provide a written report to the Adviser and the Board, in a form reasonably agreed between the Sub-adviser and the Adviser or in such other form as the Board may request, summarizing the Adviser's trading and brokerage activities with respect to the Fund, including without limitation information regarding (i) any "soft dollar" arrangements that the Sub-adviser maintains with brokers or dealers that execute transactions for the Managed Assets, and (ii) all research and other services provided to the Sub-adviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of Fund transactions to the broker or dealer.

On occasions when the Sub-adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-adviser, the Sub-adviser may, in accordance with applicable law and any relevant Procedures, aggregate the securities to be so purchased or sold with orders for other clients of the Sub- adviser in order to obtain best execution. In such event, allocation of the securities so purchased or sold, as well as of the fees and expenses incurred in the transaction, will be made by the Sub-adviser consistent with the Sub- adviser's procedures (which will for this purpose be substantially identical to the corresponding Procedures) and in a manner that is fair and equitable over time and consistent with the Sub-adviser's fiduciary obligations to the Fund and to such other clients.

c.The Sub-adviser shall bear its expenses of providing services pursuant to this Agreement. The Fund will pay all expenses other than those expressly stated to be payable by the Sub-adviser hereunder or by the Adviser under the Advisory Agreement.

d.The Sub-adviser shall notify the Adviser of (i) any changes regarding the Sub-adviser that would affect disclosure in the Trust's registration statement ("Registration Statement") under the 1940 Act and the Securities Act of 1933, as amended ("Securities Act") or any other Trust disclosure document, or (ii) any violation of any requirement, provision, policy, or restriction that the Sub-adviser is required to comply with under this Agreement, or any other violation of this Agreement, in either event promptly upon becoming aware of such event. The Sub-adviser shall, within two business days, notify both the Adviser and the Fund of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Adviser or the Fund.

e.In connection with any purchase or sale of securities or other instruments for the Managed Assets, the Sub-adviser will arrange for the transmission to the custodian for the Fund ("Custodian") on a daily basis such confirmations, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its custodial, administrative, and recordkeeping responsibilities with respect to the Fund. Copies of such confirmations, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased or sold on behalf of the Fund, shall be provided concurrently to the Adviser. With respect to securities or other instruments to be settled through the Fund's Custodian, the Sub- adviser will arrange for the prompt transmission of the confirmation of such trades to the Custodian.

f.The Sub-adviser will provide reasonable assistance to the Adviser or other party designated by the Board in assessing the valuation of securities or other instruments held in the Managed Assets, including, without limitation, those for which market quotations are not readily available or those which the Adviser or the Board has otherwise determined to fair value.

g.The Sub-adviser (i) will continue to be registered as an investment adviser under the Advisers Act for so long as this Agreement remains in effect; (ii) will continue not to be prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, detect violations that have occurred, and correct promptly any violations that have occurred, and will provide notice promptly to the Adviser of any violations relating to the Fund; (v) has met and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization; (vi) has the authority to enter into and perform the services contemplated by this Agreement; and (vii) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise, including, without limitation, if it becomes the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority (including, without limitation, any self-regulatory organization). At all times during the term of this Agreement, the Sub adviser will either be registered with the U.S. Commodity Futures Trading Commission ("CFTC") as a

commodity trading adviser and a member in good standing of the National Futures Association ("NFA") or will not be required to be registered with the CFTC or be a member of the NFA. The Sub-adviser further agrees to provide reasonable evidence of its compliance with any of the foregoing.

h.The Sub-adviser will maintain a written code of ethics ("Code of Ethics") that complies with the requirements of Rule 17j-1 under the 1940 Act ("Rule 17j-1"), a copy of which will be provided to the Adviser and the Fund, and will institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1) from violating its Code of Ethics. The Sub-adviser will comply in all material respects with such Code of Ethics in performing its services under this Agreement. The Sub-adviser also will certify quarterly to the Trust on behalf of the Fund and the Adviser that it and, to the best of its knowledge, its "Advisory Persons" (as defined in Rule 17j-1) have complied in all material respects with the requirements of Rule 17j-1 during the previous quarter or, if not, describe any failure to do so and explain what the Sub-adviser has done to seek to ensure such compliance in the future. Annually, the Sub-adviser will furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1, concerning the Code of Ethics and compliance program, respectively, to the Trust and the Adviser in such form as may be mutually agreed upon by the Adviser and the Sub adviser from time to time or as the Board may request. The Sub-adviser shall notify the Adviser promptly of any material violation of the Code of Ethics involving the Fund. Upon request of the Board or the Chief Compliance Officer of the Fund or the Adviser with respect to violations of the Code of Ethics directly affecting the Fund, the Sub adviser will permit representatives of the Trust or the Adviser to examine reports (or summaries of the reports) required to be made by Rule 17j-1 relating to enforcement of the Code of Ethics. The Sub-adviser will provide such additional information regarding violations of the Code of Ethics as the Board or the Chief Compliance Officer on behalf of the Fund or the Adviser may reasonably request in order to assess the functioning of the Code of Ethics or any harm caused to the Fund from a violation of the Code of Ethics. Further, the Sub-adviser represents and warrants that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Sub-adviser and its employees.

i.The Sub-adviser will provide the Adviser and the Fund with a copy of its Form ADV Part 2A and promptly furnish a copy of all amendments thereto to the Adviser and the Fund.

j.The Sub-adviser will promptly notify the Adviser of any changes in its officers, directors, or managing members or persons acting in a similar capacity or in the portfolio management team responsible for the Fund, or if there is otherwise an actual or expected change in control or management of the Sub-adviser.

k.The Sub-adviser (A) shall maintain such books and records with respect to the Managed Assets as are required by law, including without limitation the 1940 Act and the Advisers Act, and the rules and regulations thereunder, (B) shall render to the Board such periodic and special reports as the Board may request or the Adviser may reasonably request in writing, and (C) shall meet with any person at the request of the Adviser or the Board for the purpose of reviewing the Sub-adviser's performance under this Agreement at reasonable times and upon reasonable advance written notice. All such books and records shall be the property of the Fund, and the Sub- adviser will surrender promptly to the Fund any of such books and records upon the Fund's request (provided that the Sub adviser may retain a copy of such books and records) and shall make all such books and records available for inspection and use by the SEC, the Fund, the Adviser or any person retained by the Fund at all times. Where applicable, such books and records shall be maintained by the Sub-adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.

l.The Sub-adviser shall timely provide to the Adviser and the Fund all information and documentation they may reasonably request as necessary or appropriate in connection with the compliance by them or either of them with the requirements of any applicable law, including, without limitation, (i) information and commentary for the Fund's annual and semi-annual reports, in a format approved by the Adviser, together with (A) a certification that such information and commentary discuss all of the factors that materially affected the performance of the Managed Assets, including the relevant market conditions and the investment techniques and strategies used, and do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the information and commentary not misleading, and (B) additional certifications related to the Sub- adviser's management of the Fund in order to support the Fund's filings on Form N-CSR, Form N-Q and other applicable forms, and the Fund's Principal Executive Officer's and Principal Financial Officer's certifications under Rule 30a-2 under the 1940 Act, thereon; (ii) a quarterly sub-certification with respect to compliance matters related to the Sub-adviser and the Sub-adviser's management of the Fund, in a form reasonably requested by the Adviser, as it may be amended from time to time; and (iii) an annual certification from the Sub-adviser's Chief Compliance Officer, appointed under Rule 206(4)-7 under the Advisers Act, with respect to the design and operation of the Sub adviser's compliance program, in a form reasonably requested by the Adviser.

m.The Sub-adviser shall promptly provide notice to the Adviser if it becomes the subject of an administrative proceeding or enforcement action by, or any non-routine inspection by, any governmental, administrative, or self-regulatory agency relating to (i) the Sub-adviser's management of the Managed Assets or otherwise relating to the Fund or (ii) matters that the Adviser reasonably views as material to the Sub-adviser's ability to provide services to the Fund. The Sub-adviser shall promptly make available to the Adviser and to the Fund any deficiency letter, responses to deficiency letters, or similar communications or actions relating to the Managed Assets or the Sub-adviser's services to the Fund.

n.The Sub-adviser shall maintain and keep in place reasonable and adequate disaster recovery plans and systems in accordance with all applicable laws and regulations. The Sub-adviser shall regularly maintain and enhance such plans and systems to address the changing operational and risk environments, including, but not limited to, a written comprehensive information security program that is in compliance with applicable federal and state laws. The Sub-adviser shall notify the Adviser in the event of a cybersecurity attack on any of its information systems, or other breach of its information systems, that may compromise the Fund, including its shareholders, or the Adviser.

o.The Sub-adviser shall maintain the confidentiality of Trust information, other than as needed to conduct the business of the Fund or as may be required to be disclosed by applicable law or compelled by judicial or regulatory authority having competent jurisdiction, and exercise at least the same standard of care that it uses to protect its own confidential and proprietary information.

3.Compensation of the Sub-adviser. In full consideration of services rendered and the expenses incurred by the Sub-adviser in the performance of such services, the Adviser will pay the Sub-adviser a fee, at the annual rate set forth in Schedule A hereto, based on the average daily net Managed Assets ("Sub-advisory Fee") (except as such Sub-advisory Fee may be reduced as set forth below). Such Sub-advisory Fee shall be accrued daily and paid monthly no later than 10 days after the end of each month for which the Sub-advisory Fee is earned. If the Sub-adviser shall serve for less than the whole of any month, the Sub-advisory Fee shall be prorated. For the purpose of determining the Sub-advisory Fee payable to the Sub-adviser, the value of the average daily net Managed Assets shall be computed at the times and in the same manner as the Fund's average daily net assets are computed for purposes of calculating the advisory fee paid by the Fund to the Adviser ("Advisory Fee") as determined by the Board and set forth in the Governing Documents.

In the event that the Adviser implements any Advisory Fee waiver, Advisory Fee reduction or expense limitation in respect of the Fund ("Fee Modification") for any period, the Sub-advisory Fee, as set forth above, shall be reduced for any such period by (i) the dollar value of such Fee Modification multiplied by (ii) the proportion that

(A)the Sub-advisory Fee bears to (B) the Advisory Fee (absent such Fee Modification).

4.Conflicts. Without limiting any fiduciary duty or other obligation of the Sub- adviser to the Fund, the Sub-adviser will implement, establish, maintain, and comply with reasonable compliance policies and procedures that are (i) acceptable to the Board and the Adviser and (ii) intended to address conflicts of interest associated with the side by side management of the Managed Assets and the investment portfolios of other clients it advises.

5.Liability of the Sub-adviser. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Sub-adviser or any of its partners, members, officers, agents, employees, or shareholders or the breach by the Sub-adviser of any representation or warranty hereunder, neither the Sub-adviser nor any of its partners, members, officers, employees and shareholders shall be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding, or sale of any security. Nothing herein shall constitute a waiver of any rights or remedies that the Fund may have under any federal or state securities laws whose applicability is not permitted to be contractually waived.

6.Indemnifications.

a.Indemnification by the Sub-adviser. The Sub-adviser hereby agrees to indemnify and hold harmless the Fund and the Adviser and their respective Trustees, members, officers, directors, employees, shareholders, affiliates, and agents and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act, against any and all direct losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits, or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency, or instrumentality of any kind, arising out of or attributable to the willful misconduct, bad faith, gross negligence, or reckless disregard of obligations or duties in the performance of the Sub-adviser's duties (on the part of the Sub-adviser or any of its partners, members, officer, agents, employees, shareholders, affiliates, or controlling persons) under this Agreement or the material breach of any representation or warranty hereunder. The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

b.Indemnification by the Adviser. The Adviser shall indemnify and hold harmless the Sub-adviser and each of its partners, members, officers, agents, employees and shareholders, and each person, if any, who controls the Sub-adviser within the meaning of Section 15 of the Securities Act, against any and all direct losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits, or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency, or instrumentality of any kind, arising out of or attributable to (i) any action or inaction by the Sub-adviser that the Sub- adviser has taken or refrained from taking, as applicable, in good faith pursuant to and consistent with the Adviser's written instructions to the Sub-adviser; or (ii) the willful misconduct, bad faith, gross negligence or reckless disregard of obligations or duties in the performance of the Adviser's duties (on the part of the Adviser or any of its officers, directors, partners, agents, employees, affiliates, or controlling persons) under this Agreement or the material breach of any representation or warranty hereunder. The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

7.Limitation of Fund's Liability. The Sub-adviser acknowledges that it has received notice of and accepts the limitations upon the Fund's liability set forth in the Trust's Trust Instrument, as amended.

8.Renewal, Termination, and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, until the second anniversary of the date set forth above, and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved at least annually by (i) the Trustees of the Trust or (ii) a vote of the holders of a majority of the outstanding voting securities of the Fund and, in either event, by vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in accordance with the provisions of the 1940 Act.

This Agreement may be terminated at any time without payment of any penalty, by the Adviser, the Board, or by a vote of a majority of the outstanding voting securities of the Fund upon 60 days' prior written notice to the Sub-adviser, or upon such shorter notice as may be mutually agreed upon. This Agreement may also be terminated immediately, without the payment of any penalty, by (i) either Party upon material breach by the other Party of any agreement, obligation, representation, or warranty set forth in this Agreement, or (ii) by the Adviser if, in the reasonable judgment of the Adviser, the Sub-adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as the insolvency of the Sub-adviser, the termination, resignation, or other loss of a portfolio manager, or other circumstances that the Adviser determines could adversely affect the Fund. This Agreement may also be terminated immediately, without the payment of any penalty, by the Adviser if the Sub-adviser becomes subject to any enforcement actions or administrative proceedings that the Adviser reasonably expects to have a material and adverse effect on the Sub-adviser's ability to perform under the Agreement. This Agreement shall terminate automatically and immediately (i) upon termination of the Advisory Agreement between the Adviser and the Fund and (ii) in the event of its assignment. The Sub-adviser shall promptly notify the Adviser of any transaction or other event that results in an assignment of this Agreement within the meaning of the 1940 Act.

In the event of a termination of this Agreement, those paragraphs of this Agreement which govern the conduct of the Parties' future interactions with respect to the Sub-adviser having provided investment advisory services to the Fund for the duration of the Agreement, including, but not limited to, paragraphs 2(k), (1), and (m), 6, 7, 9, 11 and 12, shall survive the termination of the Agreement.

This Agreement may be amended at any time by the Sub-adviser and the Adviser, subject to approval by a majority of those Trustees of the Trust who are not interested persons of any Party and, if required by applicable law or SEC rules and regulations, a vote of a majority of the Fund's outstanding voting securities.

9.Use of Names.

a.The Sub-adviser shall not use the name of the Fund or the Adviser in any manner not approved prior thereto by the Adviser; provided, however, that the Sub adviser may use the name of the Adviser or the Fund in any material that merely refers in accurate terms to the Sub-adviser's provision of the sub-advisory services to the Fund and related performance information.

b.The Sub-adviser hereby grants to the Adviser and the Trust during the term of this Agreement the right and license to use the Sub-adviser's name and registered and unregistered trademarks, service marks and logos on websites, marketing literature, Prospectuses, Statements of Additional Information, shareholder reports, proxies, and in other materials solely for the purpose of disclosing and promoting the relationship between the parties to this Agreement. In accordance with the license rights granted in the preceding sentence, the Adviser agrees to furnish to the Sub-adviser copies of such documents that refer to the Sub-adviser prior to the use thereof, and not to use such material if the Sub-adviser reasonably objects in writing within three (3) business days (or such other time as may be mutually agreed) after receipt thereof.

10.Sub-adviser Insurance. The Sub-adviser agrees that it will maintain at its own expense (i) adequate fidelity bond insurance with respect to its activities on behalf of the Fund and (ii) an Errors and Omissions insurance policy with respect to the Sub-adviser and providing coverage for the services provided by the Sub-adviser to the Fund under this Agreement in an amount not less than $10 million and Commercial General Liability insurance in a commercially reasonable amount. The minimum required amounts set forth in this insurance provision are not to be construed as a limitation on the Sub-adviser's liability under this Agreement. Any and all deductibles specified in the above-referenced insurance policies shall be assumed by the Sub adviser.

11.Third-Party Beneficiaries. Notwithstanding Section 6 of this Agreement, no person other than the Fund, and each of the persons from time to time serving as a Trustee, officer, or agent of the Fund, and each of the persons named as entitled to indemnification under Section 6 of this Agreement, shall be entitled to any right or benefit arising under or in respect of this Agreement; there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any person other than the Fund any direct, indirect, derivative, or other rights against the Adviser or Sub-adviser, or (ii) create or give rise to any duty or obligation on the part of the Adviser or Sub-adviser (including without limitation any fiduciary duty) to any person other than the Fund (including without limitation any shareholder in the Fund), all of which rights, benefits, duties, and obligations are hereby expressly excluded.

12.Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

13.Miscellaneous. Each Party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to conflicts of laws rules. Exclusive jurisdiction over any action, suit, or proceeding under, arising out of, or relating to this Agreement shall lie in the federal and state courts within the State of New York, and each party hereby waives any objection it may have at any time to the laying of venue of any such proceedings brought in any such courts, waives any claim that such proceedings have been brought in an inconvenient forum, and further waives the right to object, with respect to such proceedings, that any such court does not have jurisdiction over that party. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one agreement, binding on the Parties.

14.Certain Definitions. The terms "vote of a majority of the outstanding voting securities," "assignment," "control," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act. References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the SEC.

15.Independent Contractor. The Sub-adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

16.Notices. Notices of any kind to be given to the Adviser hereunder by the Sub-adviser or the Trust shall be in writing and shall be duly given if mailed or delivered to the Adviser at 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144, Attention: President, with a copy to Christopher K. Dyer, or at such other address or to such individual as shall be so specified by the Adviser to the Sub-adviser and the Trust. Notices of any kind to be given to the Sub-adviser hereunder by the Adviser or the Trust shall be in writing and shall be duly given if mailed or delivered to the Sub-adviser at SailingStone Capital Partners LLC, One California Street, Suite 3050, San Francisco, CA 94111, Attention: MacKenzie Davis, or at such other address or to such individual as shall be so specified by the Sub-adviser to the Adviser and the Trust. Notices of any kind to be given to the Trust hereunder by the Adviser or Sub-adviser shall be in writing and shall be duly given if mailed or delivered to 4900 Tiedeman Road, 4th Floor, Brooklyn, Ohio 44144, Attention: Chair of the Board; with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York, 10019, Attention: Jay G. Baris, Esq., or at such other address or to such individual as shall be so specified by the Trust to the Adviser. Notices shall be effective upon delivery.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

VICTORY CAPITAL MANAGEMENT INC.

By:

Name: Michael Policarpo

Title: President, Chief Financial Officer and Chief

Administrative Officer

SAILINGSTONE CAPITAL PARTNERS LLC

By:

Name: MacKenzie B. Davis

Title: Managing Partner

Schedule A

Effective [ ], 2021

Annual rate for purposes of Section 3 of this Agreement:

0.40% of the Managed Assets up to $750 million; plus

0.50% of the Managed Assets of more than $750 million.

FORM OF PROXY CARD

VOTER PROFILE:

Voter ID:	Security ID: 123123123
Shares to Vote: ** confidential	Household ID: 123456

**please call the phone number to the right for more information

VOTE REGISTERED TO:

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES

YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

CONTROL NUMBER: 1234 5678 9101

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

Vote on the internet

Go to the website below and enter your control number or simply use your camera on yoursmart phone to scan this QR code. Internet voting is available 24 hours day.

vote.proxyonline.com

Vote by phone

Call the toll-free number listed below. Voting by phone is available 24 hours a day. You must use the 12-digit Control Number on the front side of this notice to vote.

(877) 361-7971 Toll Free

Vote by mail

Mail your signed and voted proxy back in the postage paid envelope provided.

Postage-Paid Envelope

SPECIAL MEETING OF SHAREHOLDERS OF

VICTORY GLOBAL NATURAL RESOURCES FUND

[April 29,] 2021

The undersigned, revoking prior proxies, hereby appoints Christopher K. Dyer, Scott A. Stahorsky and Erin G. Wagner, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution and re-substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders (the "Special Meeting") of the Victory Global Natural Resources Fund (the "Fund") held of record, to be held at the Fund's offices at 4400 Easton Commons, Suite 200, Columbus, Ohio 43219 on [April 29,] 2021, at [10:00 A.M.] Eastern Time, or at any adjournment thereof, upon the proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll free (877) 361-7971. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Meeting:

The Notice of Joint Special Meeting and Proxy Statement are available at

https://vote.proxyonline.com/victory/docs/proxy2021.pdf

Victory Global Natural Resources Fund

Note: Please sign this proxy exactly as your name or names appear hereon. Each joint owner should sign. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, partnership or other entity, this signature should be that of a duly authorized individual who should state his or her title.

PROXY CARD

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SIGNATURE (AND TITLE IF APPLICABLE)DATE

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SIGNATURE (IF HELD JOINTLY)	DATE

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN. THE MATTER WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED BELOW.

This proxy is solicited on behalf of the Board of Trustees, and the proposal (set forth below) has been proposed by the Board of Trustees. When properly executed, this proxy will be voted as indicated or "FOR" the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

The Board of Trustees of the Fund (the "Board"), including the Independent Trustees, recommends that you vote FOR approval of the Fund's new investment sub-advisory agreement.

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK. Example: •

PROPOSALS:

1.To approve a new investment sub-advisory agreement between Victory Capital Management Inc. and SailingStone Capital Partners LLC in respect of the Fund.

1.To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

FOR AGAINST ABSTAIN

o o o

PLEASE DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE-PAID

ENVELOPE

THANK YOU FOR VOTING